EXHIBIT 32
                                                                    ----------

                  Certification of Chief Executive Officer and
                       Chief Financial Officer Pursuant to
                 18 U.S.C. Section 1350, As Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the Quarterly Report on Form 10-Q of Alexander & Baldwin, Inc. (the "Company") for the quarterly period ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), W. Allen Doane, as Chairman and Chief Executive Officer of the Company, and Christopher J. Benjamin, as Senior Vice President, Chief
Financial Officer and Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ W. Allen Doane
-----------------------------------
Name:    W. Allen Doane
Title:   Chairman and Chief Executive Officer
Date:    July 28, 2006



/s/ Christopher J. Benjamin
-----------------------------------
Name:    Christopher J. Benjamin
Title:   Senior Vice President, Chief Financial Officer and Treasurer
Date:    July 28, 2006